SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[X]          Definitive Additional Materials
[  ]           Soliciting Material Pursuant to Section 240.14a-12

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 1, L.P.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[   ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           1)  Title of each class of securities to which transaction applies:
           2)  Aggregate number of securities to which transaction applies:
           3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           4) Proposed maximum aggregate value of transaction: $
           5) Total fee paid: $

[  ]       Fee paid previously with preliminary materials.
[  ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1) Amount Previously Paid:
           2) Form, Schedule or Registration Statement No.:
           3) Filing Party:
           4) Dated Filed:

November 8, 2012

«Partnership»
«NAME2»
«ADDRESS»
«ADDRESS2»
«CITY», «STATE» «ZIP»

Re: PROXY REMINDER NOTICE

Dear «ATTENTION»,

On September 19, 2012, a Consent Solicitation Statement (the “Solicitation”) was sent to you to request your consent to authorize WNC Tax Credit Partners IV, L.P., as the general partner of the Partnership, to sell an apartment complex in which the Partnership has an interest.  The deadline to submit your vote is Friday, November 16, 2012.

**If you have already submitted your vote we do appreciate your participation and you may disregard this notice**

If you have not yet submitted your vote, we are writing to ask that you please take a moment to review the Solicitation previously mailed to you and place your vote.  Voting may be accomplished by any one of the following methods:

1.	Using the Internet, log on to https://www.iproxydirect.com/NF41 and follow the instructions to create an electronic voting instruction form using the following identification:

CONTROL ID: << MERGED>>
REQUEST ID: <<MERGED>>

2.	Mark, date, sign and fax the Consent Card to Publicease at 202-521-3464.

3.	Mark, date and sign the Consent Card and mail it in the postage paid envelope provided.

If you would like us to send you another copy of the Solicitation and consent card or have any questions please contact Investor Services at 714-662-5565 ext. 600.

Sincerely,

WNC Tax Credit Partners IV, L.P.,
General Partner

800.286.1135 714.708.8498 F 17782 Sky Park Circle, Irvine, California 92614
wncinc.com